NEWS RELEASE

PNC

Exhibit 99.1

# PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS

## Generated positive operating leverage; increased pretax, pre-provision earnings
## Grew capital and tangible book value

PITTSBURGH, Oct. 13, 2023 – The PNC Financial Services Group, Inc. (NYSE: PNC) today reported:

| | For the quarter | | |
|---|---|---|---|
| In millions, except per share data and as noted | **3Q23** | **2Q23** | **3Q22** |
| **Financial Results** | | | |
| Revenue | $ 5,233 | $ 5,293 | $ 5,549 |
| Noninterest expense | 3,245 | 3,372 | 3,280 |
| Pretax, pre-provision earnings (PPNR) *(non-GAAP)* | 1,988 | 1,921 | 2,269 |
| Provision for credit losses | 129 | 146 | 241 |
| Net income | 1,570 | 1,500 | 1,640 |
| **Per Common Share** | | | |
| Diluted earnings | $ 3.60 | $ 3.36 | $ 3.78 |
| Average diluted common shares outstanding | 400 | 401 | 410 |
| Book value | 105.98 | 105.67 | 97.59 |
| Tangible book value (TBV) *(non-GAAP)* | 78.16 | 77.80 | 69.98 |
| **Balance Sheet & Credit Quality** | | | |
| Average loans *In billions* | $ 319.5 | $ 324.5 | $ 313.0 |
| Average deposits *In billions* | 422.5 | 425.7 | 439.2 |
| Accumulated other comprehensive income (loss) (AOCI) *In billions* | (10.3) | (9.5) | (10.5) |
| Net loan charge-offs | 121 | 194 | 119 |
| Allowance for credit losses (ACL) to total loans | 1.70 % | 1.68 % | 1.67 % |
| **Selected Ratios** | | | |
| Return on average common shareholders' equity | 13.65 % | 13.01 % | 14.97 % |
| Return on average assets | 1.12 | 1.08 | 1.19 |
| Net interest margin (NIM) *(non-GAAP)* | 2.71 | 2.79 | 2.82 |
| Noninterest income to total revenue | 35 | 34 | 37 |
| Efficiency | 62 | 64 | 59 |
| Common equity Tier 1 (CET1) capital ratio | 9.8 | 9.5 | 9.3 |

*See non-GAAP financial measures in the Consolidated Financial Highlights accompanying this release.*

### Third Quarter Highlights

*Comparisons reflect 3Q23 vs. 2Q23*

**Income Statement**

- Generated positive operating leverage of 3%
- Revenue declined 1%
- Expenses were well controlled, decreasing 4%
- PPNR increased 3%
- Provision for credit losses of $129 million

**Balance Sheet**

- Average loans decreased 2%
- Average deposits declined 1%
- Federal Reserve Bank balances averaged $37.9 billion, an increase of $7.3 billion
- ACL to total loans was stable
- Net loan charge-offs were $121 million, or 0.15% annualized to average loans
- AOCI was a negative $10.3 billion, reflecting the unfavorable impact of interest rate movements
- TBV increased to $78.16
- CET1 capital ratio increased 30 basis points to 9.8%

## From Bill Demchak, PNC Chairman, President and Chief Executive Officer:

*"PNC delivered strong results in the third quarter. We generated positive operating leverage, controlled expenses well, maintained strong credit quality and further increased our capital levels. The strength of our balance sheet positions us well for the current economic environment, inclusive of proposed regulatory changes."*

- more -

Income Statement Highlights Third quarter 2023 compared with second quarter 2023 ▪ Net income of $1.6 billion increased $70 million, or 5%. ▪ Total revenue of $5.2 billion decreased $60 million, or 1%, as higher noninterest income was more than offset by lower net interest income. ▪ Net interest income of $3.4 billion decreased $92 million, or 3%, as higher yields on interest- earning assets were more than offset by increased funding costs. – Net interest margin of 2.71% decreased 8 basis points. ▪ Noninterest income of $1.8 billion increased $32 million, or 2%. – Fee income of $1.7 billion increased $67 million, or 4%, primarily due to higher residential and commercial mortgage revenue, partially offset by lower capital markets and advisory fees. – Other noninterest income of $94 million decreased $35 million, or 27%, reflecting lower private equity revenue. The third quarter also included negative Visa Class B derivative fair value adjustments of $51 million primarily related to the extension of anticipated litigation resolution timing. Visa Class B derivative fair value adjustments were negative $83 million in the second quarter. ▪ Noninterest expense of $3.2 billion decreased $127 million, or 4%, driven by lower or stable expenses across all categories, reflecting a continued focus on expense management. ▪ Provision for credit losses was $129 million in the third quarter. The second quarter of 2023 included a provision for credit losses of $146 million. ▪ The effective tax rate was 15.5% for both the third quarter and second quarter. Balance Sheet Highlights Third quarter 2023 compared with second quarter 2023 or September 30, 2023 compared with June 30, 2023 ▪ Average loans of $319.5 billion decreased $5.0 billion, or 2%. – Average commercial loans of $217.7 billion decreased $5.5 billion, driven by lower corporate banking balances, reflecting lower utilization and paydowns outpacing new production. – Average consumer loans of $101.8 billion increased $0.5 billion and included higher residential mortgage and credit card loans. ▪ Credit quality performance: – Delinquencies of $1.3 billion increased $75 million, or 6%, primarily due to higher consumer loan delinquencies. – Total nonperforming loans of $2.1 billion increased $210 million, or 11%, primarily due to an increase in commercial real estate nonperforming loans, partially offset by lower consumer nonperforming loans. – Net loan charge-offs of $121 million decreased $73 million, primarily reflecting lower commercial real estate net loan charge-offs. – The allowance for credit losses of $5.4 billion was stable. The allowance for credit losses to total loans was 1.70% at September 30, 2023 compared with 1.68% at June 30, 2023. ▪ Average deposits of $422.5 billion decreased $3.2 billion, or 1%, as growth in commercial deposits was more than offset by lower consumer deposits. ▪ Average investment securities of $139.7 billion decreased $1.3 billion, or 1%. PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 2 - more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 3

- Average Federal Reserve Bank balances of $37.9 billion increased $7.3 billion.
  - Federal Reserve Bank balances at September 30, 2023 were $41.1 billion.
- Average borrowed funds of $67.5 billion increased $1.8 billion, or 3%, primarily due to parent company senior debt issuances near the end of the second quarter.
- PNC maintained a strong capital and liquidity position.
  - On October 2, 2023, the PNC board of directors declared a quarterly cash dividend on common stock of $1.55 per share. The dividend, with a payment date of November 5, 2023, will be payable the next business day.
  - PNC returned $0.6 billion of capital to shareholders through dividends on common shares.
  - The Basel III common equity Tier 1 capital ratio was an estimated 9.8% at September 30, 2023 and 9.5% at June 30, 2023.
  - PNC's average LCR for the three months ended September 30, 2023 was 107%, exceeding the regulatory minimum requirement throughout the quarter.
    - PNC Bank average LCR for the three months ended September 30, 2023 was 132%.

**Earnings Summary**

| *In millions, except per share data* | 3Q23 | 2Q23 | 3Q22 |
|---|---|---|---|
| Net income | $ 1,570 | $ 1,500 | $ 1,640 |
| Net income attributable to diluted common shares | $ 1,440 | $ 1,347 | $ 1,550 |
| Diluted earnings per common share | $ 3.60 | $ 3.36 | $ 3.78 |
| Average diluted common shares outstanding | 400 | 401 | 410 |
| Cash dividends declared per common share | $ 1.55 | $ 1.50 | $ 1.50 |

The Consolidated Financial Highlights accompanying this news release include additional information regarding reconciliations of non-GAAP financial measures to reported (GAAP) amounts. This information supplements results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, GAAP results. Information in this news release, including the financial tables, is unaudited.

## CONSOLIDATED REVENUE REVIEW

**Revenue**

| *In millions* | 3Q23 | 2Q23 | 3Q22 | Change 3Q23 vs 2Q23 | Change 3Q23 vs 3Q22 |
|---|---|---|---|---|---|
| Net interest income | $ 3,418 | $ 3,510 | $ 3,475 | (3)% | (2)% |
| Noninterest income | 1,815 | 1,783 | 2,074 | 2 % | (12)% |
| Total revenue | $ 5,233 | $ 5,293 | $ 5,549 | (1)% | (6)% |

Total revenue for the third quarter of 2023 decreased $60 million from the second quarter of 2023, as higher noninterest income was more than offset by lower net interest income. Compared with the third quarter of 2022, total revenue declined $316 million due to lower noninterest income and net interest income.

Net interest income of $3.4 billion for the third quarter of 2023 decreased $92 million and $57 million from the second quarter of 2023 and third quarter of 2022, respectively. Net interest margin

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 4

was 2.71% in the third quarter of 2023, decreasing 8 basis points in comparison with the second quarter of 2023 and 11 basis points compared to the third quarter of 2022. In all comparisons, higher yields on interest-earning assets were more than offset by increased funding costs.

| **Noninterest Income**<br>*In millions* | 3Q23 | 2Q23 | 3Q22 | Change 3Q23 vs 2Q23 | Change 3Q23 vs 3Q22 |
|---|---|---|---|---|---|
| Asset management and brokerage | $ 348 | $ 348 | $ 357 | — | (3)% |
| Capital markets and advisory | 168 | 213 | 299 | (21)% | (44)% |
| Card and cash management | 689 | 697 | 671 | (1)% | 3 % |
| Lending and deposit services | 315 | 298 | 287 | 6 % | 10 % |
| Residential and commercial mortgage | 201 | 98 | 143 | 105 % | 41 % |
| Other | 94 | 129 | 317 | (27)% | (70)% |
| Total noninterest income | $ 1,815 | $ 1,783 | $ 2,074 | 2 % | (12)% |

Noninterest income for the third quarter of 2023 increased $32 million compared with the second quarter of 2023. Capital markets and advisory revenue decreased $45 million, driven by lower trading revenue. Card and cash management fees decreased $8 million as increased treasury management product revenue was more than offset by lower consumer transaction volumes. Lending and deposit services increased $17 million, reflecting increased customer activity. Residential and commercial mortgage revenue increased $103 million primarily due to a $97 million increase in mortgage servicing rights valuation, net of economic hedge. Other noninterest income decreased $35 million, reflecting lower private equity revenue. The third quarter also included negative Visa Class B derivative fair value adjustments of $51 million primarily related to the extension of anticipated litigation resolution timing. Visa Class B derivative fair value adjustments were negative $83 million in the second quarter.

Noninterest income for the third quarter of 2023 decreased $259 million from the third quarter of 2022. Asset management and brokerage revenue decreased $9 million as a result of client activity, partially offset by higher average equity markets. Capital markets and advisory revenue decreased $131 million driven by lower trading, loan syndication and merger and acquisition advisory revenue. Card and cash management fees increased $18 million due to growth in treasury management product revenue. Lending and deposit services increased $28 million, reflecting increased customer activity. Residential and commercial mortgage revenue increased $58 million due to increased residential mortgage activity. Other noninterest income decreased $223 million, primarily driven by lower private equity revenue. The third quarter of 2022 included positive Visa Class B derivative fair value adjustments of $13 million.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 5

## CONSOLIDATED EXPENSE REVIEW

| **Noninterest Expense**<br>*In millions* | | 3Q23 | | 2Q23 | | 3Q22 | Change 3Q23 vs 2Q23 | Change 3Q23 vs 3Q22 |
|---|---|---|---|---|---|---|---|---|
| Personnel | $ | 1,773 | $ | 1,846 | $ | 1,805 | (4)% | (2)% |
| Occupancy | | 244 | | 244 | | 241 | — | 1 % |
| Equipment | | 347 | | 349 | | 344 | (1)% | 1 % |
| Marketing | | 93 | | 109 | | 93 | (15)% | — |
| Other | | 788 | | 824 | | 797 | (4)% | (1)% |
| Total noninterest expense | $ | 3,245 | $ | 3,372 | $ | 3,280 | (4)% | (1)% |

Noninterest expense for the third quarter of 2023 decreased $127 million in comparison to the second quarter of 2023, driven by lower or stable expenses across all categories, reflecting a continued focus on expense management.

Noninterest expense decreased $35 million from the third quarter of 2022, primarily due to lower personnel costs, reflecting reduced variable compensation expenses.

The effective tax rate was 15.5% for both the third quarter and second quarter of 2023 and 19.1% for the third quarter of 2022. The third quarter of 2023 included the favorable impact of certain tax matters.

## CONSOLIDATED BALANCE SHEET REVIEW

Average total assets were $555.0 billion in the third quarter of 2023 compared with $555.5 billion in the second quarter of 2023 and $547.1 billion in the third quarter of 2022. In comparison to the third quarter of 2022, the increase was attributable to higher interest-earning assets.

| **Average Loans**<br>*In billions* | | 3Q23 | | 2Q23 | | 3Q22 | Change 3Q23 vs 2Q23 | Change 3Q23 vs 3Q22 |
|---|---|---|---|---|---|---|---|---|
| Commercial | $ | 217.7 | $ | 223.2 | $ | 214.1 | (2)% | 2 % |
| Consumer | | 101.8 | | 101.3 | | 98.9 | — | 3 % |
| Total | $ | 319.5 | $ | 324.5 | $ | 313.0 | (2)% | 2 % |

Average loans for the third quarter of 2023 decreased $5.0 billion compared to the second quarter of 2023. Average commercial loans decreased $5.5 billion, driven by lower corporate banking balances, reflecting lower utilization and paydowns outpacing new production. Average consumer loans grew $0.5 billion and included higher residential mortgage and credit card loans.

Average loans for the third quarter of 2023 increased $6.5 billion in comparison to the third quarter of 2022. Average commercial loans increased $3.6 billion as a result of growth in PNC's corporate banking, real estate and business credit businesses. Average consumer loans increased $2.9 billion due to growth in residential mortgage, home equity and credit card loans.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 6

| **Average Investment Securities** | | | | | | | Change 3Q23 vs | Change 3Q23 vs |
|---|---|---|---|---|---|---|---|---|
| *In billions* | | 3Q23 | | 2Q23 | | 3Q22 | 2Q23 | 3Q22 |
| Available for sale | $ | 46.5 | $ | 46.6 | $ | 52.1 | — | (11)% |
| Held to maturity | | 93.2 | | 94.4 | | 84.9 | (1)% | 10 % |
| Total | $ | 139.7 | $ | 141.0 | $ | 137.0 | (1)% | 2 % |

Average investment securities for the third quarter of 2023 of $139.7 billion declined $1.3 billion from the second quarter of 2023 as limited purchase activity during the quarter was more than offset by portfolio paydowns and maturities. Average investment securities increased $2.7 billion from the third quarter of 2022, reflecting net purchase activity. The duration of the investment securities portfolio was 4.2 years at September 30, 2023, 4.3 years at June 30, 2023 and 4.5 years at September 30, 2022.

Net unrealized losses on available for sale securities were $5.4 billion at September 30, 2023 increasing from $4.2 billion at June 30, 2023 and $4.8 billion at September 30, 2022. In both comparisons, the increase reflected the unfavorable impact of interest rate movements.

Average Federal Reserve Bank balances for the third quarter of 2023 were $37.9 billion, increasing $7.3 billion from the second quarter of 2023, primarily due to lower loan balances. Average Federal Reserve Bank balances increased $6.4 billion from the third quarter of 2022, primarily due to higher borrowed funds, largely offset by lower deposits and higher loans outstanding.

Federal Reserve Bank balances at September 30, 2023 were $41.1 billion, increasing $3.3 billion from June 30, 2023.

| **Average Deposits** | | | | | | | Change 3Q23 vs | Change 3Q23 vs |
|---|---|---|---|---|---|---|---|---|
| *In billions* | | 3Q23 | | 2Q23 | | 3Q22 | 2Q23 | 3Q22 |
| Commercial | $ | 204.7 | $ | 204.1 | $ | 215.8 | — | (5)% |
| Consumer | | 217.8 | | 221.6 | | 223.4 | (2)% | (3)% |
| Total | $ | 422.5 | $ | 425.7 | $ | 439.2 | (1)% | (4)% |
| IB % of total avg. deposits | | 74% | | 73% | | 68% | | |
| NIB % of total avg. deposits | | 26% | | 27% | | 32% | | |

*IB - Interest-bearing*
*NIB - Noninterest-bearing*

Average deposits for the third quarter of 2023 were $422.5 billion, decreasing $3.2 billion from the second quarter of 2023 as growth in commercial deposits was more than offset by lower consumer deposits. Compared to the third quarter of 2022, average deposits decreased $16.7 billion due to lower commercial and consumer deposits, which included the impact of quantitative tightening by the Federal Reserve and increased customer spending. Noninterest-bearing balances as a percentage of total deposits decreased in both comparisons due to the continued shift into interest-bearing deposit products as interest rates have risen.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 7

| **Average Borrowed Funds** | | | | | | | Change 3Q23 vs | Change 3Q23 vs |
|---|---|---|---|---|---|---|---|---|
| *In billions* | | 3Q23 | | 2Q23 | | 3Q22 | 2Q23 | 3Q22 |
| Total | $ | 67.5 | $ | 65.7 | $ | 44.3 | 3 % | 52 % |

Average borrowed funds of $67.5 billion in the third quarter of 2023 increased $1.8 billion primarily due to parent company senior debt issuances near the end of the second quarter. Compared to the third quarter of 2022, average borrowed funds increased $23.2 billion due to higher Federal Home Loan Bank borrowings and parent company senior debt issuances.

| **Capital** | | September 30, 2023 | | June 30, 2023 | | September 30, 2022 |
|---|---|---|---|---|---|---|
| Common shareholders' equity *In billions* | $ | 42.2 | $ | 42.1 | $ | 39.4 |
| Accumulated other comprehensive income (loss) *In billions* | $ | (10.3) | $ | (9.5) | $ | (10.5) |
| Basel III common equity Tier 1 capital ratio * | | 9.8 % | | 9.5 % | | 9.3 % |
| Basel III common equity Tier 1 fully implemented capital ratio (estimated) | | 9.7 % | | 9.4 % | | 9.1 % |

**September 30, 2023 ratio is estimated*

PNC maintained a strong capital position. Common shareholders' equity at September 30, 2023 increased $0.1 billion from June 30, 2023, driven by the benefit of net income, partially offset by a decline in accumulated other comprehensive income as well as dividends paid.

As a Category III institution, PNC has elected to exclude accumulated other comprehensive income related to both available for sale securities and pension and other post-retirement plans from CET1 capital. Accumulated other comprehensive income at September 30, 2023 declined $0.8 billion from June 30, 2023 due to securities and swaps valuation changes as the benefit of paydowns and maturities was more than offset by the unfavorable impact of interest rate movements. Compared to September 30, 2022, accumulated other comprehensive income improved $0.2 billion, reflecting the benefit of paydowns and maturities.

In the third quarter of 2023, PNC returned $0.6 billion of capital to shareholders through dividends on common shares. Consistent with the Stress Capital Buffer (SCB) framework, which allows for capital return in amounts in excess of the SCB minimum levels, our board of directors has authorized a repurchase framework under the previously approved repurchase program of up to 100 million common shares, of which approximately 46% were still available for repurchase at September 30, 2023.

In light of the Federal banking agencies proposed rules to adjust the Basel III capital framework, share repurchase activity is expected to remain paused during the fourth quarter of 2023. PNC continues to evaluate the potential impact of the proposed rules and may resume share repurchase activity depending on market and economic conditions, as well as other factors.

PNC's SCB for the four-quarter period beginning October 1, 2023 is the regulatory minimum of 2.5%.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 8

On October 2, 2023, the PNC board of directors declared a quarterly cash dividend on common stock of $1.55 per share. The dividend, with a payment date of November 5, 2023, will be payable the next business day.

At September 30, 2023, PNC was considered "well capitalized" based on applicable U.S. regulatory capital ratio requirements. For additional information regarding PNC's Basel III capital ratios, see Capital Ratios in the Consolidated Financial Highlights. PNC elected a five-year transition provision effective March 31, 2020 to delay until December 31, 2021 the full impact of the Current Expected Credit Losses (CECL) standard on regulatory capital, followed by a three-year transition period. Effective for the first quarter of 2022, PNC is now in the three-year transition period, and the full impact of the CECL standard is being phased-in to regulatory capital through December 31, 2024. The fully implemented ratios reflect the full impact of CECL and exclude the benefits of this transition provision.

## CREDIT QUALITY REVIEW

| **Credit Quality**<br>*In millions* | September 30, 2023 | June 30, 2023 | September 30, 2022 | Change 09/30/23 vs 06/30/23 | Change 09/30/23 vs 09/30/22 |
|---|---|---|---|---|---|
| Provision for credit losses | $ 129 | $ 146 | $ 241 | $ (17) | $ (112) |
| Net loan charge-offs | $ 121 | $ 194 | $ 119 | (38)% | 2 % |
| Allowance for credit losses (a) | $ 5,407 | $ 5,400 | $ 5,263 | — | 3 % |
| Total delinquencies (b) | $ 1,287 | $ 1,212 | $ 1,626 | 6 % | (21)% |
| Nonperforming loans | $ 2,123 | $ 1,913 | $ 2,068 | 11 % | 3 % |
| Net charge-offs to average loans (annualized) | 0.15 % | 0.24 % | 0.15 % | | |
| Allowance for credit losses to total loans | 1.70 % | 1.68 % | 1.67 % | | |
| Nonperforming loans to total loans | 0.67 % | 0.59 % | 0.66 % | | |

*(a) Excludes allowances for investment securities and other financial assets*
*(b) Total delinquencies represent accruing loans more than 30 days past due*

Provision for credit losses was $129 million in the third quarter of 2023. The second quarter of 2023 included a provision for credit losses of $146 million.

Net loan charge-offs of $121 million in the third quarter of 2023 decreased $73 million compared to the second quarter of 2023, primarily reflecting lower commercial real estate net loan charge-offs. Compared to the third quarter of 2022, net loan charge-offs were relatively stable.

The allowance for credit losses was $5.4 billion at both September 30, 2023 and June 30, 2023 and $5.3 billion at September 30, 2022. The allowance for credit losses as a percentage of total loans was 1.70% at September 30, 2023, 1.68% at June 30, 2023 and 1.67% at September 30, 2022.

Nonperforming loans at September 30, 2023 were $2.1 billion, increasing $210 million from June 30, 2023 and $55 million from September 30, 2022. In both comparisons, the increase was primarily due to higher commercial real estate nonperforming loans, partially offset by lower consumer nonperforming loans.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 9

Delinquencies at September 30, 2023 were $1.3 billion, increasing $75 million from June 30, 2023 primarily due to higher consumer loan delinquencies. Compared to September 30, 2022 delinquencies decreased $339 million due to lower commercial and consumer loan delinquencies.

## BUSINESS SEGMENT RESULTS

| **Business Segment Income (Loss)** | | | |
|---|---|---|---|
| *In millions* | 3Q23 | 2Q23 | 3Q22 |
| Retail Banking | $ 1,094 | $ 954 | $ 560 |
| Corporate & Institutional Banking | 960 | 817 | 929 |
| Asset Management Group | 73 | 63 | 90 |
| Other | (573) | (351) | 45 |
| Net income excluding noncontrolling interests | $ 1,554 | $ 1,483 | $ 1,624 |

| **Retail Banking** | | | | Change 3Q23 vs 2Q23 | Change 3Q23 vs 3Q22 |
|---|---|---|---|---|---|
| *In millions* | 3Q23 | 2Q23 | 3Q22 | | |
| Net interest income | $ 2,576 | $ 2,448 | $ 2,017 | $ 128 | $ 559 |
| Noninterest income | $ 784 | $ 702 | $ 725 | $ 82 | $ 59 |
| Noninterest expense | $ 1,876 | $ 1,904 | $ 1,901 | $ (28) | $ (25) |
| Provision for (recapture of) credit losses | $ 42 | $ (14) | $ 92 | $ 56 | $ (50) |
| Earnings | $ 1,094 | $ 954 | $ 560 | $ 140 | $ 534 |
| *In billions* | | | | | |
| Average loans | $ 97.4 | $ 97.6 | $ 94.9 | $ (0.2) | $ 2.5 |
| Average deposits | $ 253.7 | $ 257.3 | $ 264.4 | $ (3.6) | $ (10.7) |
| Net loan charge-offs *In millions* | $ 114 | $ 109 | $ 98 | $ 5 | $ 16 |

**Retail Banking Highlights**

*Third quarter 2023 compared with second quarter 2023*

- Earnings increased 15%, driven by higher net interest income, an increase in noninterest income and lower noninterest expense, partially offset by a provision for credit losses.
  - Noninterest income increased 12%, reflecting increased residential mortgage servicing rights valuation, net of economic hedge, and lower negative Visa Class B derivative fair value adjustments of $51 million. The second quarter included negative Visa Class B derivative fair value adjustments of $83 million.
  - Noninterest expense decreased modestly, driven by a decline in personnel and marketing expenses, reflecting a continued focus on expense management.
- Average loans were relatively stable.
- Average deposits decreased 1%, as consumer spending levels have remained elevated.

*Third quarter 2023 compared with third quarter 2022*

- Earnings increased 95%, primarily due to higher net interest income.
  - Noninterest income increased 8%, driven by higher residential mortgage banking activity and increased lending and deposit related customer activity, partially offset by negative Visa Class

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 10

B derivative fair value adjustments. The third quarter of 2022 included positive Visa Class B derivative fair value adjustments of $13 million.
  - Noninterest expense decreased modestly.
- Average loans increased 3%, driven by growth in home equity, commercial, residential mortgage and credit card loans.
- Average deposits decreased 4%, reflecting the impact of increased spending and quantitative tightening by the Federal Reserve.

| **Corporate & Institutional Banking** | | | | Change 3Q23 vs | Change 3Q23 vs |
|---|---|---|---|---|---|
| *In millions* | 3Q23 | 2Q23 | 3Q22 | 2Q23 | 3Q22 |
| Net interest income | $ 1,419 | $ 1,381 | $ 1,368 | $ 38 | $ 51 |
| Noninterest income | $ 835 | $ 821 | $ 887 | $ 14 | $ (52) |
| Noninterest expense | $ 895 | $ 921 | $ 890 | $ (26) | $ 5 |
| Provision for credit losses | $ 102 | $ 209 | $ 150 | $ (107) | $ (48) |
| Earnings | $ 960 | $ 817 | $ 929 | $ 143 | $ 31 |
| *In billions* | | | | | |
| Average loans | $ 202.8 | $ 208.1 | $ 199.9 | $ (5.3) | $ 2.9 |
| Average deposits | $ 141.7 | $ 141.0 | $ 145.4 | $ 0.7 | $ (3.7) |
| Net loan charge-offs *In millions* | $ 12 | $ 93 | $ 33 | $ (81) | $ (21) |

**Corporate & Institutional Banking Highlights**

*Third quarter 2023 compared with second quarter 2023*

- Earnings increased 18%, driven by a decrease in the provision for credit losses, higher net interest and noninterest income and lower noninterest expense.
  - Noninterest income increased 2%, due to a $51 million increase in commercial mortgage servicing rights valuation, net of economic hedge, and higher treasury management product revenue, partially offset by lower capital markets and advisory fees.
  - Noninterest expense decreased 3%, reflecting a continued focus on expense management and lower business activity.
- Average loans decreased 3%, driven by lower corporate banking balances, reflecting lower utilization of loan commitments and paydowns outpacing new production.
- Average deposits increased modestly.

*Third quarter 2023 compared with third quarter 2022*

- Earnings increased 3%, primarily driven by higher net interest income and a lower provision for credit losses, partially offset by a decline in noninterest income.
  - Noninterest income decreased 6%, driven by lower loan syndication fees, lower commercial mortgage banking activities and a decline in merger and acquisition advisory fees, partially offset by higher treasury management product revenue.
  - Noninterest expense increased modestly.
- Average loans increased 1%, as growth in PNC's corporate banking, real estate and business credit businesses was partially offset by a decline in commercial banking.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 11

- Average deposits decreased 3%, and included the impact of quantitative tightening by the Federal Reserve.

| **Asset Management Group** | | | | Change 3Q23 vs | Change 3Q23 vs |
|---|---|---|---|---|---|
| *In millions* | 3Q23 | 2Q23 | 3Q22 | 2Q23 | 3Q22 |
| Net interest income | $ 139 | $ 125 | $ 165 | $ 14 | $ (26) |
| Noninterest income | $ 223 | $ 228 | $ 231 | $ (5) | $ (8) |
| Noninterest expense | $ 271 | $ 280 | $ 274 | $ (9) | $ (3) |
| Provision for (recapture of) credit losses | $ (4) | $ (10) | $ 4 | $ 6 | $ (8) |
| Earnings | $ 73 | $ 63 | $ 90 | $ 10 | $ (17) |
| *In billions* | | | | | |
| Discretionary client assets under management | $ 176 | $ 176 | $ 166 | — | $ 10 |
| Nondiscretionary client assets under administration | $ 170 | $ 168 | $ 148 | $ 2 | $ 22 |
| Client assets under administration at quarter end | $ 346 | $ 344 | $ 314 | $ 2 | $ 32 |
| Brokerage client account assets | $ 5 | $ 5 | $ 4 | — | $ 1 |
| *In billions* | | | | | |
| Average loans | $ 15.7 | $ 15.1 | $ 14.4 | $ 0.6 | $ 1.3 |
| Average deposits | $ 27.2 | $ 27.3 | $ 29.3 | $ (0.1) | $ (2.1) |
| Net loan charge-offs (recoveries) *In millions* | — | $ (2) | $ (2) | $ 2 | $ 2 |

**Asset Management Group Highlights**

*Third quarter 2023 compared with second quarter 2023*

- Earnings increased 16%, due to higher net interest income and lower noninterest expense, partially offset by a lower provision recapture and a decline in noninterest income.
  - Noninterest income decreased 2%, reflecting the impact of client activity, partially offset by higher average equity markets.
  - Noninterest expense decreased 3% and included the impact of a continued focus on expense management.
- Discretionary client assets under management were stable.
- Average loans increased 4%, driven by growth in residential mortgage loans.
- Average deposits were stable.

*Third quarter 2023 compared with third quarter 2022*

- Earnings decreased 19%, driven by a decline in net interest and noninterest income, partially offset by a provision recapture and lower noninterest expense.
  - Noninterest income decreased 3%, reflecting the impact of client activity, partially offset by higher average equity markets.
  - Noninterest expense decreased 1%.
- Discretionary client assets under management increased 6%, driven by higher spot equity markets.
- Average loans increased 9%, driven by growth in residential mortgage loans.

- more -

▪ Average deposits decreased 7%, and included the impact of quantitative tightening by the Federal Reserve as well as the redeployment of funds to assets under management. Other The “Other” category, for the purposes of this release, includes residual activities that do not meet the criteria for disclosure as a separate reportable business, such as asset and liability management activities, including net securities gains or losses, ACL for investment securities, certain trading activities, certain runoff consumer loan portfolios, private equity investments, intercompany eliminations, certain corporate overhead, tax adjustments that are not allocated to business segments, exited businesses and differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles. CONFERENCE CALL AND SUPPLEMENTAL FINANCIAL INFORMATION PNC Chairman, President and Chief Executive Officer William S. Demchak and Executive Vice President and Chief Financial Officer Robert Q. Reilly will hold a conference call for investors today at 11:00 a.m. Eastern Time regarding the topics addressed in this news release and the related earnings materials. Dial-in numbers for the conference call are (877) 272-3498 and (303) 223-4380 (international) and Internet access to the live audio listen-only webcast of the call is available at www.pnc.com/investorevents. PNC’s third quarter 2023 earnings materials to accompany the conference call remarks will be available at www.pnc.com/investorevents prior to the beginning of the call. A telephone replay of the call will be available for one week at (800) 633-8284 and (402) 977-9140 (international), conference ID 22027858 and a replay of the audio webcast will be available on PNC’s website for 30 days. The PNC Financial Services Group, Inc. is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com. CONTACTS MEDIA: INVESTORS: Timothy Miller Bryan Gill (412) 762-4550 (412) 768-4143 media.relations@pnc.com investor.relations@pnc.com [TABULAR MATERIAL FOLLOWS] PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 12 - more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 13

**The PNC Financial Services Group, Inc.** **Consolidated Financial Highlights** (Unaudited)

| **FINANCIAL RESULTS** *Dollars in millions, except per share data* | Three months ended September 30 2023 | June 30 2023 | September 30 2022 | Nine months ended September 30 2023 | September 30 2022 |
|---|---|---|---|---|---|
| Revenue | | | | | |
| Net interest income | $ 3,418 | $ 3,510 | $ 3,475 | $ 10,513 | $ 9,330 |
| Noninterest income | 1,815 | 1,783 | 2,074 | 5,616 | 6,027 |
| Total revenue | 5,233 | 5,293 | 5,549 | 16,129 | 15,357 |
| Provision for credit losses | 129 | 146 | 241 | 510 | 69 |
| Noninterest expense | 3,245 | 3,372 | 3,280 | 9,938 | 9,696 |
| Income before income taxes and noncontrolling interests | $ 1,859 | $ 1,775 | $ 2,028 | $ 5,681 | $ 5,592 |
| Income taxes | 289 | 275 | 388 | 917 | 1,027 |
| Net income | $ 1,570 | $ 1,500 | $ 1,640 | $ 4,764 | $ 4,565 |
| Less: | | | | | |
| Net income attributable to noncontrolling interests | 16 | 17 | 16 | 50 | 52 |
| Preferred stock dividends (a) | 104 | 127 | 65 | 299 | 181 |
| Preferred stock discount accretion and redemptions | 2 | 2 | 1 | 6 | 4 |
| Net income attributable to common shareholders | $ 1,448 | $ 1,354 | $ 1,558 | $ 4,409 | $ 4,328 |
| **Per Common Share** | | | | | |
| Basic | $ 3.60 | $ 3.36 | $ 3.78 | $ 10.95 | $ 10.39 |
| Diluted | $ 3.60 | $ 3.36 | $ 3.78 | $ 10.94 | $ 10.39 |
| Cash dividends declared per common share | $ 1.55 | $ 1.50 | $ 1.50 | $ 4.55 | $ 4.25 |
| Effective tax rate (b) | 15.5 % | 15.5 % | 19.1 % | 16.1 % | 18.4 % |
| **PERFORMANCE RATIOS** | | | | | |
| Net interest margin (c) | 2.71 % | 2.79 % | 2.82 % | 2.78 % | 2.54 % |
| Noninterest income to total revenue | 35 % | 34 % | 37 % | 35 % | 39 % |
| Efficiency (d) | 62 % | 64 % | 59 % | 62 % | 63 % |
| Return on: | | | | | |
| Average common shareholders' equity | 13.65 % | 13.01 % | 14.97 % | 14.23 % | 13.31 % |
| Average assets | 1.12 % | 1.08 % | 1.19 % | 1.14 % | 1.11 % |

(a) Dividends are payable quarterly other than Series R and Series S preferred stock, which are payable semiannually.

(b) The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

(c) Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest margins, we use net interest income on a taxable-equivalent basis in calculating average yields used in the calculation of net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022 were $36 million, $37 million and $29 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2023 and September 30, 2022 were $111 million and $76 million, respectively.

(d) Calculated as noninterest expense divided by total revenue.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 14

**The PNC Financial Services Group, Inc.**

**Consolidated Financial Highlights** (Unaudited)

| | September 30 2023 | June 30 2023 | September 30 2022 |
|---|---|---|---|
| **BALANCE SHEET DATA** | | | |
| *Dollars in millions, except per share data and as noted* | | | |
| Assets | $ 557,334 | $ 558,207 | $ 559,477 |
| Loans (a) | $ 318,416 | $ 321,761 | $ 315,400 |
| Allowance for loan and lease losses | $ 4,767 | $ 4,737 | $ 4,581 |
| Interest-earning deposits with banks | $ 41,484 | $ 38,259 | $ 40,278 |
| Investment securities | $ 132,387 | $ 135,661 | $ 136,451 |
| Total deposits | $ 423,609 | $ 427,489 | $ 438,194 |
| Borrowed funds (a) | $ 66,167 | $ 65,384 | $ 54,633 |
| Allowance for unfunded lending related commitments | $ 640 | $ 663 | $ 682 |
| Total shareholders' equity | $ 49,454 | $ 49,320 | $ 46,688 |
| Common shareholders' equity | $ 42,215 | $ 42,083 | $ 39,444 |
| Accumulated other comprehensive income (loss) | $ (10,261) | $ (9,525) | $ (10,486) |
| Book value per common share | $ 105.98 | $ 105.67 | $ 97.59 |
| Tangible book value per common share *(non-GAAP)* (b) | $ 78.16 | $ 77.80 | $ 69.98 |
| Period end common shares outstanding *(In millions)* | 398 | 398 | 404 |
| Loans to deposits | 75 % | 75 % | 72 % |
| Common shareholders' equity to total assets | 7.6 % | 7.5 % | 7.1 % |
| **CLIENT ASSETS (In billions)** | | | |
| Discretionary client assets under management | $ 176 | $ 176 | $ 166 |
| Nondiscretionary client assets under administration | 170 | 168 | 148 |
| Total client assets under administration | 346 | 344 | 314 |
| Brokerage account client assets | 78 | 80 | 71 |
| Total client assets | $ 424 | $ 424 | $ 385 |
| **CAPITAL RATIOS** | | | |
| **Basel III (c) (d)** | | | |
| Common equity Tier 1 | 9.8 % | 9.5 % | 9.3 % |
| Common equity Tier 1 fully implemented (e) | 9.7 % | 9.4 % | 9.1 % |
| Tier 1 risk-based | 11.5 % | 11.2 % | 11.0 % |
| Total capital risk-based | 13.3 % | 13.1 % | 12.9 % |
| Leverage | 8.9 % | 8.8 % | 8.6 % |
| Supplementary leverage | 7.6 % | 7.4 % | 7.3 % |
| **ASSET QUALITY** | | | |
| Nonperforming loans to total loans | 0.67 % | 0.59 % | 0.66 % |
| Nonperforming assets to total loans, OREO and foreclosed assets | 0.68 % | 0.61 % | 0.67 % |
| Nonperforming assets to total assets | 0.39 % | 0.35 % | 0.38 % |
| Net charge-offs to average loans (for the three months ended) (annualized) | 0.15 % | 0.24 % | 0.15 % |
| Allowance for loan and lease losses to total loans | 1.50 % | 1.47 % | 1.45 % |
| Allowance for credit losses to total loans (f) | 1.70 % | 1.68 % | 1.67 % |
| Allowance for loan and lease losses to nonperforming loans | 225 % | 248 % | 222 % |
| Total delinquencies *(In millions)* (g) | $ 1,287 | $ 1,212 | $ 1,626 |

(a) Amounts include assets and liabilities for which we have elected the fair value option. Our second quarter 2023 Form 10-Q included, and our third quarter 2023 Form 10-Q will include, additional information regarding these Consolidated Balance Sheet line items.
(b) See the Tangible Book Value per Common Share table on page 16 for additional information.
(c) All ratios are calculated using the regulatory capital methodology applicable to PNC during each period presented and calculated based on the standardized approach. See Capital Ratios on page 15 for additional information. The ratios as of September 30, 2023 are estimated.
(d) The ratios are calculated to reflect PNC's election to adopt the CECL optional five-year transition provision.
(e) The estimated fully implemented ratios are calculated to reflect the full impact of CECL and exclude the benefits of the five-year transition provision.
(f) Excludes allowances for investment securities and other financial assets.
(g) Total delinquencies represent accruing loans more than 30 days past due.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 15

**The PNC Financial Services Group, Inc.** **Consolidated Financial Highlights** (Unaudited)

**CAPITAL RATIOS**

PNC's regulatory risk-based capital ratios in 2023 are calculated using the standardized approach for determining risk-weighted assets. Under the standardized approach for determining credit risk-weighted assets, exposures are generally assigned a pre-defined risk weight. Exposures to high volatility commercial real estate, past due exposures and equity exposures are generally subject to higher risk weights than other types of exposures.

PNC elected a five-year transition provision effective March 31, 2020 to delay until December 31, 2021 the full impact of the CECL standard on regulatory capital, followed by a three-year transition period. Effective for the first quarter 2022, PNC is now in the three-year transition period, and the full impact of the CECL standard is being phased-in to regulatory capital through December 31, 2024. See the table below for the June 30, 2023, September 30, 2022 and estimated September 30, 2023 ratios. For the full impact of PNC's adoption of CECL, which excludes the benefits of the five-year transition provision, see the September 30, 2023 and June 30, 2023 (Fully Implemented) estimates presented in the table below.

Our Basel III capital ratios may be impacted by changes to the regulatory capital rules and additional regulatory guidance or analysis.

***Basel III Common Equity Tier 1 Capital Ratios***

| | Basel III (a) | | | | |
|---|---|---|---|---|---|
| *Dollars in millions* | September 30 2023 (estimated) (b) | June 30 2023 (b) | September 30 2022 (b) | September 30, 2023 (Fully Implemented) (estimated) (c) | June 30, 2023 (Fully Implemented) (estimated) (c) |
| Common stock, related surplus and retained earnings, net of treasury stock | $ 52,958 | $ 52,091 | $ 50,654 | $ 52,476 | $ 51,608 |
| Less regulatory capital adjustments: | | | | | |
| Goodwill and disallowed intangibles, net of deferred tax liabilities | (11,083) | (11,101) | (11,159) | (11,083) | (11,101) |
| All other adjustments | (99) | (89) | (123) | (101) | (90) |
| Basel III Common equity Tier 1 capital | $ 41,776 | $ 40,901 | $ 39,372 | $ 41,292 | $ 40,417 |
| Basel III standardized approach risk-weighted assets (d) | $ 425,924 | $ 429,634 | $ 423,446 | $ 426,117 | $ 429,826 |
| Basel III Common equity Tier 1 capital ratio | 9.8 % | 9.5 % | 9.3 % | 9.7 % | 9.4 % |

(a) All ratios are calculated using the regulatory capital methodology applicable to PNC during each period presented.
(b) The ratios are calculated to reflect PNC's election to adopt the CECL optional five-year transition provisions.
(c) The September 30, 2023 and June 30, 2023 ratios are calculated to reflect the full impact of CECL and exclude the benefits of the five-year transition provisions.
(d) Basel III standardized approach risk-weighted assets are based on the Basel III standardized approach rules and include credit and market risk-weighted assets.

- more -

PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 16

**The PNC Financial Services Group, Inc.** **Consolidated Financial Highlights** (Unaudited)

**NON-GAAP MEASURES**

***Pretax Pre-Provision Earnings (non-GAAP)***

| | Three months ended | | |
|---|---|---|---|
| *Dollars in millions* | September 30 2023 | June 30 2023 | September 30 2022 |
| Income before income taxes and noncontrolling interests | $ 1,859 | $ 1,775 | $ 2,028 |
| Provision for credit losses | 129 | 146 | 241 |
| Pretax pre-provision earnings *(non-GAAP)* | $ 1,988 | $ 1,921 | $ 2,269 |

Pretax pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and noncontrolling interests to exclude provision for credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for credit losses, which can vary significantly between periods.

***Tangible Book Value per Common Share (non-GAAP)***

| *Dollars in millions, except per share data* | September 30 2023 | June 30 2023 | September 30 2022 |
|---|---|---|---|
| Book value per common share | $ 105.98 | $ 105.67 | $ 97.59 |
| Tangible book value per common share | | | |
| Common shareholders' equity | $ 42,215 | $ 42,083 | $ 39,444 |
| Goodwill and other intangible assets | (11,337) | (11,357) | (11,423) |
| Deferred tax liabilities on goodwill and other intangible assets | 254 | 256 | 263 |
| Tangible common shareholders' equity | $ 31,132 | $ 30,982 | $ 28,284 |
| Period-end common shares outstanding *(In millions)* | 398 | 398 | 404 |
| Tangible book value per common share *(non-GAAP)* | $ 78.16 | $ 77.80 | $ 69.98 |

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

***Taxable-Equivalent Net Interest Income (non-GAAP)***

| | Three months ended | | |
|---|---|---|---|
| *Dollars in millions* | September 30 2023 | June 30 2023 | September 30 2022 |
| Net interest income | $ 3,418 | $ 3,510 | $ 3,475 |
| Taxable-equivalent adjustments | 36 | 37 | 29 |
| Net interest income *(Fully Taxable-Equivalent - FTE)* | $ 3,454 | $ 3,547 | $ 3,504 |

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP. Taxable-equivalent net interest income is only used for calculating net interest margin and net interest income shown elsewhere in this presentation is GAAP net interest income.

- more -

Cautionary Statement Regarding Forward-Looking Information We make statements in this news release and related conference call, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations, including our sustainability strategy, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. Our forward-looking statements are subject to the following principal risks and uncertainties. ▪ Our businesses, financial results and balance sheet values are affected by business and economic conditions, including: – Changes in interest rates and valuations in debt, equity and other financial markets, – Disruptions in the U.S. and global financial markets, – Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation, – Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives, – Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness, – Impacts of sanctions, tariffs and other trade policies of the U.S. and its global trading partners, – Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs, – Our ability to attract, recruit and retain skilled employees, and – Commodity price volatility. ▪ Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our views that: – Economic growth accelerated in the first half of 2023, but ongoing Federal Reserve monetary policy tightening to slow inflation is weighing on interest-rate sensitive industries. Sectors where interest rates play an outsized role, such as business investment and consumer spending on durable goods, will contract into 2024. – PNC’s baseline outlook is for a mild recession starting in the first half of 2024, with a small contraction in real GDP of less than 1%, lasting into the second half of 2024. The unemployment rate will increase through the rest of 2023 and throughout 2024, peaking at close to 5% in early 2025. Inflation will slow with weaker demand, moving back to the Federal Reserve's 2% objective by mid-2024. – PNC expects the federal funds rate to remain unchanged in the near term, between 5.25% and 5.50% through mid-2024, when PNC expects federal funds rate cuts in response to the recession. ▪ PNC’s ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board’s Comprehensive Capital Analysis and Review (CCAR) process. ▪ PNC’s regulatory capital ratios in the future will depend on, among other things, the company’s financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC’s balance sheet. In addition, PNC’s ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models and the reliability of and risks resulting from extensive use of such models. PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 17 - more -

Cautionary Statement Regarding Forward-Looking Information (Continued) ▪ Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include: – Changes to laws and regulations, including changes affecting oversight of the financial services industry, changes in the enforcement and interpretation of such laws and regulations, and changes in accounting and reporting standards. – Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries resulting in monetary losses, costs, or alterations in our business practices, and potentially causing reputational harm to PNC. – Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies. – Costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general. ▪ Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. ▪ Our reputation and business and operating results may be affected by our ability to appropriately meet or address environmental, social or governance targets, goals, commitments or concerns that may arise. ▪ We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, the integration of the acquired businesses into PNC after closing or any failure to execute strategic or operational plans. ▪ Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands. ▪ Business and operating results can also be affected by widespread manmade, natural and other disasters (including severe weather events), health emergencies, dislocations, geopolitical instabilities or events, terrorist activities, system failures or disruptions, security breaches, cyberattacks, international hostilities, or other extraordinary events beyond PNC’s control through impacts on the economy and financial markets generally or on us or our counterparties, customers or third-party vendors and service providers specifically. We provide greater detail regarding these as well as other factors in our 2022 Form 10-K and subsequent 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in our SEC filings, accessible on the SEC’s website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document. PNC Reports Third Quarter 2023 Net Income of $1.6 Billion, $3.60 Diluted EPS – Page 18 ###